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                                                                    Exhibit g(2)

                        Domini Social Investment Trust
                              11 West 25th Street
                              New York, NY 10010

                                  May 1, 2000


Investors Bank & Trust Company
P.O. Box 1537
Boston, Massachusetts  02205-1537
Attention:  Timothy O'Leary

         Re:   Domini Social Bond Fund - Custodian Contract

Ladies and Gentlemen:

         Pursuant to Section 4 of the Custodian Contract dated June 3, 1993 (the "Contract"), between Domini Social Investment Trust (formerly, "Domini Social Index Trust") (the "Trust") and Investors Bank & Trust Company (the "Custodian"), we hereby request that Domini Social Bond Fund (the "Fund") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

         Please sign below to evidence your agreement to render such services as custodian on behalf of the Fund and to add the Fund as a beneficiary under the Contract.

                                            Domini Social Investment Trust


                                            By:      Carole M. Laible
                                                     ----------------


                                            Title:   Treasurer/Secretary

Agreed:

INVESTORS BANK & TRUST COMPANY


By:      Andrew Nesvet
         ---------------

Title:   Senior Director